UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

BioCrude Technologies USA, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55818	81-2924160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1255 Phillips Square, Suite 605

Montreal, QB, Canada H3B 3G5

(Address of Principal Executive Offices) (Zip Code)

514-962-0070

(registrant's telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2017, the board of directors expanded the board to (3) three members and Edwin Monzon was appointed to serve in the additional director position until the next regularly scheduled election of directors by shareholders. The board of directors has determined that Mr. Monzon meets the definition of independent director under NASD rules as he holds no shares in the corporation and has not been an employee of the corporation for a period in excess of 3 years.

Edwin Monzon has been with Lazarus, Charbonneau since 2004. He spent 4 years in the litigation department and then moved on to counsel and assist land-based and online gaming operators. He has assisted governments in the drafting of their gaming legislations and he has provided guidance and support to the gaming operators to help them navigate the various regulatory requirements from a legal, compliance, contractual and structural perspective. In addition, he has advised and counseled on a number of acquisitions in various different sectors of e-commerce.

Mr. Monzon is fluent in English, French and Spanish and, as a consequence, his client base is spread-out throughout the various regions of the globe.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a.	None.
b.	Exhibits

Number	Exhibit
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCRUDE TECHNOLOGIES USA, INC.

Dated: December 18, 2017

/s/ John Moukas

John Moukas

Chief Executive Officer